UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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Swift Transportation Co., Inc.

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SWIFT TRANSPORTATION CO., INC.
2200 South 75th Avenue
Phoenix, Arizona 85043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 23, 2006

To Our Stockholders:
      The 2006 Annual Meeting of Stockholders of Swift Transportation Co., Inc. will be held at our headquarters at 2200 South 75th Avenue, Phoenix, Arizona 85043, on May 23, 2006, beginning at 10:00 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

•	Election of three Class I Directors, each for a term of three years;

•	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2006; and

•	Any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is presently aware of no other business to come before the Annual Meeting.
      Each outstanding share of Swift Common Stock entitles the holder of record at the close of business on April 3, 2006, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. We have enclosed a copy of our Proxy Statement and our 2005 Annual Report to Stockholders, which includes certified financial statements. Management cordially invites you to attend the Annual Meeting.
IF YOU PLAN TO ATTEND:
Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 9:00 a.m. Complimentary parking is available at our offices. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

Samuel C. Cowley
Executive Vice President, General Counsel
and Secretary
Phoenix, Arizona
April 14, 2006
IMPORTANT
Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet or by signing, dating and returning the enclosed proxy card will save the company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your Proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable at your option. Your vote is important, so please act today!

SWIFT TRANSPORTATION CO., INC.
2200 South 75th Avenue
Phoenix, Arizona 85043

PROXY STATEMENT

       This Proxy Statement contains information related to the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Swift Transportation Co., Inc. (“Swift” or the “Company”) to be held on May 23, 2006, at 10:00 a.m. local time, at our headquarters located at 2200 South 75th Avenue, Phoenix, Arizona 85043, or at such other time and place to which the Annual Meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SWIFT. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 14, 2006.
ABOUT THE MEETING
What is the Purpose of the Annual Meeting?
      At the Annual Meeting, stockholders will act upon the following matters:

•	Election of three Class I Directors, each for a term of three years;

•	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2006; and

•	Any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is presently aware of no other business to come before the Annual Meeting.
      In addition, management will report on the performance of Swift during fiscal 2005 and respond to questions from stockholders.
Who is Entitled to Vote?
      Only stockholders of record at the close of business on April 3, 2006 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.
Who can Attend the Annual Meeting?
      All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Registration and seating will begin at 9:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

What Constitutes a Quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting Swift to conduct its business at the Annual Meeting. As of the Record Date, 74,098,678 shares of Common Stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.
How Do I Vote?
      You can vote on matters to come before the Annual Meeting in two ways:
      1.     You can attend the Annual Meeting and cast your vote in person; or
      2.     You can vote by telephone, via the Internet, or by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendation of the Board of Directors. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please do not return the enclosed proxy card if you are voting by telephone or over the Internet. For further instructions on voting by telephone or via the Internet, please see the enclosed proxy card.
What if I Vote and Then Change my Mind?
      You may revoke your proxy at any time before it is exercised by:

•	sending written notice of revocation to the Executive Vice President, General Counsel and Secretary of Swift at P.O. Box 29243, Phoenix, Arizona, 85038-9243; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the Annual Meeting and casting your vote in person.
      Your last vote will be the vote that is counted.
What are the Board’s Recommendations?
      The Board recommends that you vote FOR election of the nominated slate of directors (see page 3) and FOR ratification of the selection of the independent registered public accounting firm (see page 25). Unless you give other instructions by telephone, via the Internet or on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the Board’s recommendations. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.
What Vote is Required to Approve Each Item?
      Election of Directors. The three nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A broker “non-vote” (discussed below) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.
      Approval of Ratification of the Independent Registered Public Accounting Firm. Ratification of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on such matters; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present. A properly executed proxy marked “ABSTAIN” or a broker “non-vote” (discussed below) will not be counted as votes cast or as votes entitled to be cast on the matters and will have no effect on the result of the vote, although they will count toward the presence of a quorum.
      Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may elect not to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of affirmative votes necessary for approval. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum.
Who Will Bear the Costs of this Proxy Solicitation?
      We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone, or via the Internet.
INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS
      THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION.
What is the Makeup of the Board of Directors?
      The Board presently consists of nine members. Our Amended and Restated Articles of Incorporation provide that our Board be divided into three classes that serve staggered three-year terms. The stockholders elect approximately one-third of the Board of Directors each year. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy holds office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until his or her earlier death, resignation or removal. There are currently three Class I Directors, three Class II Directors, and three Class III Directors.
      The three existing directors in Class I whose term of office expires in 2006 are: Robert W. Cunningham, David Goldman and Samuel C. Cowley. If elected at the Annual Meeting, each of the three Class I nominees would serve until the 2009 Annual Meeting and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal.
      Pursuant to NASDAQ listing requirements and our Amended and Restated Bylaws, we are required to maintain a majority of independent directors. The Board has determined that all non-employee nominees for the Board are “independent” as that term is defined by SEC regulations and Marketplace Rule 4200(a)(15) of NASDAQ. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that with respect to the three Class I Directors nominated for election, Mr. Goldman is independent.
Are There any Directors who are not Standing for Re-Election?
      No.
PROPOSAL 1 — Election of Directors
     For Term Expiring at 2009 Annual Meeting — Class I
      The Board of Directors has nominated Robert W. Cunningham, David Goldman and Samuel C. Cowley for election as Class I Directors at the Annual Meeting. Each nominee will be elected to serve until the 2009 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or such director’s death, resignation or removal, whichever first occurs.

      Nominees in Class I standing for election are:

Robert W. Cunningham, 51	Director Since 2004
      Robert W. Cunningham has served as Chief Executive Officer of Swift since October 2005 and as President and Chief Operating Officer and a director of Swift since November 2004. Mr. Cunningham served as Executive Vice President of Sales & Marketing for Swift from 1985 to 1997. Since that time, Mr. Cunningham owned and operated Cunningham Commercial Vehicles, one of the nation’s most successful commercial truck dealerships. As the Arizona Freightliner, Sterling and Western Star franchisee, Cunningham Commercial Vehicles had annual revenues in excess of $300 million. Mr. Cunningham has worked in the transportation industry for his entire career beginning in 1973 with IML Freight Lines and six years as a Vice President with Motor Cargo prior to joining Swift. Mr. Cunningham is a 1976 graduate of the University of Utah with a Bachelors Degree in Marketing.

David Goldman, 62	Director Since 2003
      David Goldman has served as a director of Swift since May 2003. Mr. Goldman retired as a Senior Partner of Deloitte & Touche LLP in June 2001 after serving 35 years with that Firm. During his career, Mr. Goldman specialized in serving SEC registrants, held the positions of Partner-in-Charge and Senior Technical Partner of the Arizona Audit Practice, and also served in the Firm’s Executive Office (New York), Los Angeles Office and certain other offices. Mr. Goldman, who currently operates a consulting company specializing in financial and investigative matters, was a Member of Council of the American Institute of CPAs and President of the Arizona Society of CPAs, among other executive and board positions. Mr. Goldman obtained a Bachelors Degree in Business Administration and a Masters of Accounting Degree from the University of Arizona.

Samuel C. Cowley, 46	Director Since 2005
      Samuel C. Cowley has served as Executive Vice President and General Counsel to the Company since March 2005 and as Secretary and a director of Swift since May 2005. Prior to joining Swift, Mr. Cowley was a practicing attorney in the law firm of Snell & Wilmer, L.L.P., Phoenix, Arizona since March 1990. Mr. Cowley’s practice was concentrated in mergers and acquisitions, securities regulation including Sarbanes-Oxley Act compliance, and corporate finance. Previously, he was associated with Reid & Priest, New York, New York. Mr. Cowley is a director of Matrixx Initiatives (MTXX), a producer of pharmaceutical products. Mr. Cowley is a graduate of Cornell Law School, Ithaca, New York and of Brigham Young University, Provo, Utah with a Bachelors Degree in Economics. Mr. Cowley is admitted to practice law in the States of Arizona and New York.
      Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.
Continuing Directors with Term Expiring at 2007 Annual Meeting — Class II
      The following Class II Directors were elected at our 2004 Annual Meeting for terms ending in 2007:

Jerry Moyes, 62	Director Since 1984
      Jerry Moyes was the Chairman of the Board and Chief Executive Officer of Swift from 1984 until October 2005. Mr. Moyes joined Swift in 1966 as a Vice President and served in that capacity until 1984. Mr. Moyes was President of the Arizona Motor Transport Association from 1987 to 1988. Mr. Moyes served as Chairman of Central Freight Lines, Inc., a publicly traded less-than truckload carrier, from 1997 until 2005. Mr. Moyes also served from September 2000 until April 2002 as Chairman of the Board of Simon Transportation Services Inc., a publicly traded trucking company providing nationwide, predominantly temperature controlled transportation services for major shippers. Simon Transportation Services filed for protection under Chapter 11 of the United States Bankruptcy Code on February 25, 2002. In September 2005, Mr. Moyes agreed, without admitting or denying any claims, to settle an investigation by the Securities and Exchange Commission regarding certain Common Stock trades in 2004. As part of the settlement, Mr. Moyes agreed to the entry of a decree permanently enjoining him from violating securities laws.

Alphonse E. Frei, 67	Director Since 1990
      Alphonse E. Frei has served as a director of Swift since May 1990. Mr. Frei served as the Chief Operating Officer of Autom Company, a wholesale and retail distributor of religious products, from May 1999 to June 2005. Mr. Frei served in various capacities with America West Airlines, including Chief Financial Officer from 1983 to 1994 and as a director from 1986 to September 1993. Mr. Frei has also served in various executive capacities and/or as a consultant to a number of business organizations.

Jock Patton, 60	Director Since 2004
      Jock Patton has served as a director of Swift since March 2004 and as non-executive Chairman of the Board since October 2005. Mr. Patton currently serves as Chairman of the ING Funds Unified Board, which oversees mutual fund assets in excess of $60 billion. From 1999 to 2001, Mr. Patton was Chief Executive Officer and a director of Rainbow Multimedia Group, Inc., a producer of digital entertainment. From 1992 to 1997, Mr. Patton served as a director and President of StockVal, Inc., a registered investment advisor providing securities analysis software and proprietary data to mutual funds, major money managers and brokerage firms worldwide. From 1972 to 1992, Mr. Patton was a Partner in the law firm of Streich Lang where he founded and headed the Corporate/ Securities Practice Group. Mr. Patton currently serves on the Board of Directors of JDA Software Group, Inc. (JDAS). Mr. Patton received a Bachelors Degree in Political Science and a law degree from the University of California.
Continuing Directors with Term Expiring at 2008 Annual Meeting — Class III
      The following Class III Directors were elected at our 2005 Annual Meeting for terms ending in 2008:

Karl Eller, 77	Director Since 2004
      Karl Eller has served as a director of Swift since March 2004. Mr. Eller has served as the Chairman and Chief Executive Officer of The Eller Company since 2002. Mr. Eller was the founder of Eller Media Company, a subsidiary of Clear Channel Communications Inc., and served as its Chairman and Chief Executive Officer from 1995 until 2001. Mr. Eller has over 40 years of experience in the outdoor advertising industry. He was appointed as a director of Clear Channel in April 1997 in connection with Clear Channel’s acquisition of Eller Media Company. Mr. Eller also founded the Phoenix Suns and was named to the NCAA Board of Directors in 2001.

Paul M. Mecray, III, 67	Director Since 2004
      Paul M. Mecray, III has served as a director of Swift since March 2004. Mr. Mecray is a retired Partner of Wellington Management Company, LLP where he served 35 years as Assistant Portfolio Manager of Vanguard Windsor Fund and, subsequently, as Global Research Analyst specializing in Trucking, Oilfield Service, and Engineering/ Construction industries plus Middle East geopolitics. Mr. Mecray graduated from Princeton University in 1960 with an AB in Geology and received an MBA from the Wharton School at the University of Pennsylvania in 1962. Mr. Mecray was employed at Atlantic Richfield Company from 1963 to 1968 before joining Wellington. He is a member, and former President, of both the National Association of Petroleum Investment Analysts and The Financial Analysts of Philadelphia. He currently serves as a Trustee of The Bryn Mawr (PA) Presbyterian Church.

Karen E. Rasmussen, 60	Director Since 2005
      Karen E. Rasmussen has served as a director of Swift since March 2005. Ms. Rasmussen has served since 2001 as the President and Chief Executive Officer of the Arizona Trucking Association (ATA), a non-profit trade association made up of trucking, busing, distribution and supplier businesses that operate within the state. Prior to serving at ATA, Ms. Rasmussen served as Director of Government Relations for Ryder System, Inc., a Fortune 500 commercial truck leasing and logistics company, representing Ryder on state governmental issues affecting the company’s operations in 46 states. She also handled environmental, transportation and tax issues at the federal level and managed the Ryder Political Action Committee. Before joining Ryder, Ms. Rasmussen spent nearly 13 years with the California Trucking Association, where she held a number of positions, including Director of Governmental Affairs, Director of Policy and Vice President. Ms. Rasmussen has represented the trucking industry for more than two decades on dozens of issues ranging from deregulation to safety to the environment. Ms. Rasmussen also serves on the Board of Directors of HELP, Inc., the entity that oversees the nation’s largest truck pre-clearance program, PrePass. Ms. Rasmussen holds a B.A. in Journalism from the University of Central Oklahoma and a Certificate in Association Management from Stanford University.
Meetings of the Board of Directors and Its Committees
      Information concerning the Board of Directors and the three committees maintained in 2005 by the Board of Directors is set forth below. The Board committees currently consist only of directors who are not employees of the Company and who are “independent” within the meaning of the NASDAQ listing standards.
     Does the Board Conduct a Self Assessment?
      The Board conducts a self-assessment and an assessment of its Committees annually. The assessments are supervised by the Nominating/ Corporate Governance Committee. In addition, the Board regularly reviews and updates, as necessary, the Committee Charters.
     How Often did the Board Meet During 2005?
      Regular meetings of our Board of Directors are generally held four times per year, and special meetings are scheduled when required. The Board met nine times during 2005. During 2005, except as noted, each director attended at least 75% of the total number of meetings of the Board and each committee on which he or she served. During October 2005, the Nominating/ Corporate Governance Committee met numerous times on mostly short notice. Some of the meetings conflicted with previously arranged travel commitments for a few members of the committee. Mr. Goldman attended 63% and Ms. Rasmussen and Mr. Jensen (who resigned from the Board in December 2005) each attended 71% of the meetings of the Nominating/ Corporate Governance Committee in 2005. The Company strongly encourages all directors to attend the annual stockholders meeting although we do not have a formal policy regarding this. All of our directors attended last year’s annual meeting of stockholders.
      Consistent with the requirements of NASAQ Marketplace Rule 4350(c)(2) to hold regularly scheduled meetings of the independent directors, executive sessions of independent directors are held at least four times a year through meetings of the Nominating/ Corporate Governance Committee (whose members comprise all of the independent directors of the Board), and any independent director can request that an additional executive session be scheduled. The presiding director for each of these sessions is Jock Patton, who was appointed as Swift’s Lead Director in November 2004 and serves as non-executive Chairman of the Board and Chairman of the Nominating/ Corporate Governance Committee.

     What Committees had the Board Established in 2005?
      The Board of Directors had three standing committees in 2005, the Audit Committee, the Nominating/ Corporate Governance Committee, and the Compensation Committee.

	Audit	Nominating/Corporate	Compensation
Name	Committee	Governance Committee	Committee

Karl Eller		X	X
Alphonse E. Frei	X	X	X
David Goldman	X	X
Paul M. Mecray, III	X	X
Jock Patton	X	X	X
Karen E. Rasmussen		X

Audit Committee	10 Meetings in Fiscal Year 2005
      The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations, and for selecting and meeting with the Company’s independent registered public accounting firm. The Committee, among other matters, reviews with management and the Company’s independent registered public accounting firm the effectiveness of the accounting and financial controls of the Company, and reviews and discusses the Company’s audited financial statements with management and the independent registered public accounting firm. The Audit Committee monitors related party transactions during the year in the ordinary conduct of its duties and reports any such matters to the Nominating/ Corporate Governance Committee as it deems appropriate. The Audit Committee also must pre-approve all services of the independent registered public accounting firm, in accordance with the pre-approval policies discussed below under “Relationship With Independent Accountants — Pre-Approval Policy For Audit And Non Audit Fees” on page 25 of this Proxy Statement.
      The Audit Committee operates under a written Audit Committee Charter adopted by the Board and annually reviews its Charter to ensure its responsibilities thereunder are consistent with the requirements of NASDAQ and the SEC. Pursuant to such review in 2005, several minor revisions were recommended and adopted for the Charter. A copy of the Audit Committee’s current Charter is attached as Appendix A to the Proxy Statement. Our Audit Committee is composed of outside directors who are not officers or employees of Swift or its subsidiaries. The Audit Committee presently consists of David Goldman (Chairman), Alphonse E. Frei, Paul M. Mecray, III and Jock Patton. The Board has determined that each of the current members of the Audit Committee is (i) “independent” within the meaning of SEC Rule 10A-3(b)(1) and Marketplace Rule 4200(a)(15) of NASDAQ (including the heightened independence requirements of audit committee members), (ii) has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and (iii) is financially literate within the requirements of Marketplace Rule 4350(d)(2) of NASDAQ. In addition, David Goldman serves as the Audit Committee’s financial expert, as defined by the SEC regulations and required by the SEC and NASDAQ. The report of the Audit Committee is included herein on page 11 of this Proxy Statement.

Nominating/Corporate Governance Committee	8 Meetings in Fiscal Year 2005
      The Nominating/Corporate Governance Committee is responsible for developing and implementing policies and procedures relating to corporate governance. In addition, the Nominating/ Corporate Governance Committee identifies qualified individuals to become Board members, consistent with criteria approved by the Board, and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s self-evaluation and evaluation of the Board’s committees. The Nominating/ Corporate Governance Committee operates under a formal written charter, a copy of which was attached as an appendix to our 2004 Proxy Statement. The Nominating/ Corporate Governance Committee presently consists of Jock Patton (Chairman), Alphonse E. Frei, David Goldman, Karl Eller, Paul M. Mecray, III and Karen E. Rasmussen. The Board has determined that each of the current members of the Nominating/ Corporate Governance Committee is independent within the meaning of SEC regulations and Marketplace Rule 4200(a)(15) of NASDAQ.

Compensation Committee	5 Meetings in Fiscal Year 2005
      The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company’s executive officers, including the Chief Executive Officer, and for administering all of the Company’s incentive compensation and stock plans. The Compensation Committee operates under a formal written charter, a copy of which was attached as an appendix to our 2004 Proxy Statement. The Compensation Committee presently consists of Alphonse E. Frei (Chairman), Karl Eller and Jock Patton. The Board has determined that each of the current members of the Compensation Committee is independent within the meaning of SEC regulations and Marketplace Rule 4200(a)(15) of NASDAQ.
Communications With The Board
      Individuals may communicate with the Board of Directors by sending a communication to 2200 South 75th Avenue, Phoenix, Arizona 85043. Communications that are intended specifically for non-management directors should be sent to the address above to the attention of the Chairman of the Nominating/ Corporate Governance Committee.
Director Nomination Process
      Stockholder Nominees. The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below. In evaluating such nominations, the Nominating/ Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described below. Any stockholder nominations proposed for consideration by the Nominating/ Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be submitted to the Executive Vice President, General Counsel and Secretary of the Company at 2200 South 75th Avenue, Phoenix, Arizona 85043. The Executive Vice President, General Counsel and Secretary will forward all nominations to the Nominating/ Corporate Governance Committee. In addition, stockholders who comply with the advance notice and other requirements set forth in the Company’s Amended and Restated Bylaws may nominate directors for consideration at an annual stockholder meeting. For a description of the process for submitting such nominations, and the deadline to propose actions for consideration at next year’s annual meeting, see “Stockholder Proposals And Nominations” on page 26 of this Proxy Statement.
      Director Qualifications. Prospective nominees should have the highest professional and personal ethics and values, as well as a broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board. Each prospective nominee must be willing and able to represent the interests of the stockholders of the Company.
      Identifying and Evaluating Nominees for Directors. The Nominating/ Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nominating/ Corporate Governance Committee assesses the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of prospective nominees. In the event that vacancies are anticipated, or otherwise arise, the Nominating/ Corporate Governance Committee will seek recommendations from current Board members, professional search firms, outside legal, accounting and other advisors, and stockholders in order to locate qualified nominees. In connection with this evaluation, the Nominating/ Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating/ Corporate Governance Committee will interview the prospective nominee. After completing its evaluation, the Nominating/ Corporate Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendations and reports of the Nominating/ Corporate Governance Committee.
Director Compensation
     How are Non-Employee Directors Compensated?
      Non-employee directors are paid an annual retainer of $20,000 for their service as directors and receive $1,500 for attending each Board meeting and each committee meeting that was not held on the same date as a Board meeting. Non-employee directors are paid $500 for telephonic Board or committee meetings attended. Non-employee directors are also paid $1,000 for attending each committee meeting held on the same date as a Board meeting.
      The Chairman of the Nominating/ Corporate Governance Committee and non-executive Chairman of the Board receives an additional fee of $50,000, in the aggregate, annually for such service. The Chairmen of the Audit and Compensation Committees are paid an additional fee of $12,000 and $4,000 per year, respectively, for such service.
      In addition to the cash remuneration above, each non-employee director received option grants of 25,000 shares of Common Stock, less the number of unvested shares underlying options previously granted under the directors stock plan in May 2005. Each individual who becomes a non-employee director in the future will receive an option to purchase 25,000 shares of Common Stock as of the date they become a director. Thereafter, each group of non-employee directors will receive an option to purchase an additional 25,000 shares of Common Stock on each fifth anniversary of the date of their original option grant, if they remain a director as of each such date. These option grants will vest and become exercisable over four years beginning on the date of grant, permitting the holder to purchase shares at 100% of their fair market value on the date of grant. None of the directors’ stock option vesting periods were accelerated in 2005. Unless earlier terminated, forfeited or surrendered pursuant to the plan, each option granted will expire on the sixth anniversary date of the grant.
      Non-employee directors are reimbursed for reasonable travel and related expenses incurred in connection with their service on the Board and Board committees.
     Are Independent Members of the Board of Directors Required to Own Stock?
      Yes. Independent members of the Board of Directors are required to own $100,000 of Swift stock. The ownership requirement must be achieved within five years of the later of adoption of the guidelines or date of joining the Board of Directors.
     Are Employees of Swift Transportation Paid Additional Compensation for Service as a Director?
      No. We do, however, reimburse them for travel and other related expenses.
Report of The Nominating/Corporate Governance Committee
      The Nominating/Corporate Governance Committee was formed in March of 2004. All independent directors serve on the Committee. The Committee met on eight occasions in 2005. The Committee has focused on management succession, related party transactions and improving corporate governance polices and practices. During the course of the year, the Committee oversaw the following:

•	Successful Transition and Restructuring of the Management Team. In October 2005, the Board appointed Robert W. Cunningham as Chief Executive Officer and President and elected Jock Patton as non-executive Chairman of the Board. These actions completed the transition in the Company’s leadership begun in 2004. As part of the transition, the Company restructured its U.S. operations into three regions and hired a new Chief Financial Officer and a new General Counsel. The new management team has refocused the Company’s efforts to improve stockholder value.

•	Scrutinized and Reduced Related Party Transactions. In 2004, the Committee adopted and the Board approved stringent policies respecting related party transactions. See “Certain Transactions and Relationships” on page 23 of this Proxy Statement. These policies require Committee approval of all transactions with related parties and recognize, as a matter of principle, that related party transactions should be minimized or avoided absent sound business justification. For fiscal 2005, the number of related parties involved and the number and dollar volume of transactions overall with related parties was reduced as compared to the prior year, which was significantly lower than the previous year. Several related party transactions were eliminated altogether in 2005, and others are in the process of elimination as a result of changes in personnel. The Committee will continue to scrutinize related party transactions.

•	Enhancement of Internal Controls and Disciplines. We have also strengthened a number of policies and procedures during the year, both in conjunction with the internal controls audit, and to enhance internal disciplines relating to securities trading by officers, directors and employees of the Company.
      The Nominating/ Corporate Governance Committee is committed to continuous improvement in the Company’s corporate governance policies, practices and procedures, and believes that strong corporate governance is a fundamental ingredient to building stockholder value. The Committee will continue to provide the supervisory oversight that our stockholders expect while fully respecting the role of management.

Jock Patton, Chairman
Karl Eller
Alphonse E. Frei
David Goldman
Paul M. Mecray, III
Karen E. Rasmussen

Report Of The Audit Committee
      THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY SWIFT UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT SWIFT SPECIFICALLY INCORPORATES THIS REPORT.
      The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2005 with management and with the independent registered public accounting firm. Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, and SEC rules and regulations, which include, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.
      The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, KPMG LLP, required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. Additionally, the Audit Committee has discussed with KPMG the issue of its independence as it relates to the Company.
      Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to Swift’s Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and selected KPMG LLP as the independent registered public accounting firm for fiscal year 2006. The Board is recommending that stockholders ratify that selection at the Annual Meeting.

David Goldman, Chairman
Alphonse E. Frei
Paul M. Mecray, III
Jock Patton

EXECUTIVE OFFICERS OF SWIFT
      The table below sets forth certain information concerning our executive officers.

Name	Age	Position

Robert W. Cunningham	51	Chief Executive Officer and President
Glynis A. Bryan	47	Executive Vice President and Chief Financial Officer
Samuel C. Cowley	46	Executive Vice President, General Counsel and Secretary
Mark A. Martin	44	Executive Vice President
Jeffrey Riley	35	Executive Vice President
Richard Stocking	36	Executive Vice President
      Except for the employment agreements Swift entered into with Messrs. Cunningham and Cowley and Ms. Bryan, Swift does not have fixed term employment contracts with its executive officers. The terms of these employment agreements are summarized below under “Employment Agreements.”
      Glynis A. Bryan has served as an Executive Vice President and Chief Financial Officer of Swift since April 2005. Ms. Bryan served as the Chief Financial Officer of APL Logistics Services from 2001 to March 2005. From 1984 to 2000, Ms. Bryan held various positions at Ryder System, Inc. She served as a Senior Vice President for Ryder Capital Services in 2000 and as Senior Vice President/ Chief Financial Officer for Ryder Transportation Services from 1998 to 2000. Ms. Bryan is a director of Pentair, Inc. (PNR), (a focused diversified industrial manufacturing company operating in water and technical products business segments). Ms. Bryan holds a Bachelors Degree in Psychology from York University and a Masters Degree in Finance from Florida International University.
      Mark A. Martin has served as an Executive Vice President since February 2004. Prior to joining Swift, Mr. Martin was President of USF Glen Moore from January 2001 until February 2004. Prior to joining USF Glen Moore, Mr. Martin was the Executive Vice President of Marketing and Operations for Werner Enterprises Inc. from May 1989 until January 2001.
      Jeffrey Riley has served as an Executive Vice President, Western Region of Swift Transportation Co., Inc. since April 2005. From 1998 to 2004 Mr. Riley served as the Vice President of National Accounts for Swift. Mr. Riley has been employed by Swift since 1988 in various operations positions. Mr. Riley received a Bachelors Degree in Business Administration from the University of Maryland-University College.
      Richard Stocking has served as Executive Vice President of the Central Region of Swift Transportation Co., Inc. since April 2005. Mr. Stocking previously served as Regional Vice President of the Central Region and in various operations and sales management positions with Swift over the last 15 years. Mr. Stocking received a Bachelors Degree in Business Administration from Utah State University.
      For biographical information regarding Messrs. Cunningham and Cowley, see “Information Concerning Directors, Nominees and Officers” above.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to Swift during the three fiscal years ended December 31, 2005, of those persons who were (i) our Chief Executive Officer during 2005 (Mr. Moyes, until Mr. Cunningham’s appointment in October 2005), (ii) our four other most highly compensated executive officers at December 31, 2005 and (iii) two additional individuals who would have been among the four other most highly compensated executives had they been employed by the Company at December 31, 2005 (collectively, the “Named Executive Officers”).

					Long-term Compensation

	Annual Compensation				Awards		Payouts

						Securities
				Other Annual	Restricted	Underlying		All Other
				Compensation	Stock	Options/	LTIP	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	($)(4)	Award(s)($)	SARS	Payouts($)	($)(5)

Robert W. Cunningham(1)	2005	$693,845	$150,000			50,000		$22,475
Chief Executive Officer	2004	$61,538	—			500,000		—

Samuel C. Cowley(1)(3)	2005	$225,000	$235,417			100,000		$1,434
Executive Vice President and General Counsel

Glynis A. Bryan(1)(3)	2005	$225,000	$221,875	$21,930		100,000		—
Executive Vice President and Chief Financial Officer

Mark A. Martin(1)	2005	$253,750	$150,000	$80,048		25,000		$10,512
Executive Vice President	2004	$214,615	$115,000			60,000		$1,057

Richard Stocking	2005	$186,000	$150,000	$55,430		10,000		$9,984
Executive Vice President	2004	$157,154	$54,074			10,000		$9,784
	2003	$136,731	$50,000			25,000		$7,400

..................................................................................................................................
Jerry Moyes(2)	2005	$568,558	$150,000			50,000		$2,858
Former Chief Executive	2004	$675,000	$300,000			50,000		$9,830
Officer	2003	$675,000	$300,000			—		$6,300

William F. Riley III(2)	2005	$291,438	$110,000			—		$12,178
Former Executive Vice	2004	$328,188	$220,000			25,000		$20,811
President	2003	$325,000	$233,654			25,000		$15,390

Rodney K. Sartor(2)	2005	$264,828	$85,000	$76,260		25,000		$4,916
Former Executive Vice	2004	$282,746	$85,000			20,000		$14,097
President	2003	$258,461	$91,539			10,000		$10,425

(1)	Mr. Cunningham, Ms. Bryan, Mr. Cowley and Mr. Martin joined the Company in November 2004, April 2005, March 2005 and February 2004 respectively.

(2)	Mr. Moyes stepped down as CEO in October 2005 although he continues as a member of the Board. Mr. Riley and Mr. Sartor left the Company in August 2005 and October 2005, respectively.

(3)	Included in bonus for both Mr. Cowley and Ms. Bryan is a $100,000 signing bonus.

(4)	“Other Annual Compensation” for Ms. Bryan, Mr. Martin and Mr. Stocking in 2005 includes relocation expenses and related income taxes. The 2005 amount for Mr. Sartor is a cash severance payment.

(5)	“All Other Compensation” includes Swift’s contributions pursuant to the Swift Transportation Co., Inc. Retirement Plan, a 401(k) profit sharing plan, for each of the current Named Executive Officers as follows: $8,700 for Messrs. Cunningham, Martin and Stocking in 2005, $8,500 and $7,400 for Mr. Stocking in 2004 and 2003, respectively. Also included for Mr. Cunningham in 2005 is $12,050 for premiums paid by the Company on a $5 million life insurance policy. The balance of compensation included in “All Other Compensation” for each of the current Named Executive Officers in 2005 and 2004 represents Swift payments of disability insurance premiums on behalf of the Named Executive

Officers. The amount of such insurance premiums paid was $1,725 for Mr. Cunningham in 2005, $1,434 for Mr. Cowley in 2005, $1,812 and $1,057 for Mr. Martin in 2005 and 2004, $1,284 and $1,284 for Mr. Stocking in 2005 and 2004.

“All Other Compensation” for Mr. Moyes includes Swift’s contributions in the amount of $6,400 and $6,300 for 2004, and 2003, pursuant to the Swift Transportation Co., Inc. Retirement Plan. Mr. Moyes received no contribution to his 401(k) profit sharing account in 2005. Also included are payments of disability insurance premiums similar to the current Named Executives. These premiums were $2,858 and $3,430 for Mr. Moyes in 2005 and 2004.

“All Other Compensation” for Messrs. Riley and Sartor includes Swift’s contributions in the amount of $8,500 for 2004, and $7,400 for 2003, pursuant to the Swift Transportation Co., Inc. Retirement Plan, a 401(k) profit sharing plan. Messrs. Riley and Sartor received no contribution to their 401(k) profit sharing account in 2005. Also included are Swift payments of term life and disability insurance premiums on behalf of Messer’s Riley and Sartor respectively (under a separate disability plan from the plan for which premiums were paid on behalf of the current Named Executive Officers as discussed above). The amount of such insurance premiums paid on behalf of Mr. Riley during 2005, 2004 and 2003 was $10,010, $9,060 and $7,990, respectively. The amount of such insurance premiums paid on behalf of Mr. Sartor during 2005, 2004 and 2003 was $2,773, $3,025 and $3,025. Messrs. Riley and Sartor received payments of disability insurance premiums similar to the current Named Executives. These premiums were $2,168 and $3,251 for Mr. Riley in 2005 and 2004, and $2,143 and $2,572 for Mr. Sartor in 2005 and 2004. In addition to the amounts in the Summary Compensation Table above, Swift made contingent deposits of $608,864 in each of 2005, 2004 and 2003 to an investment account on behalf of Mr. Riley pursuant to a Nonqualified Deferred Compensation Agreement.
Options/SAR Grants In Last Fiscal Year

						Potential Realizable Value
						At Assumed Annual Rates of
						Stock Price Appreciation
	Individual Grants					For Option Term

			Percent of
	Number of		Total
	Securities		Option/SARs		Market Price
	Underlying		Granted to	Exercise or	at Dates
	Option/SARs		Employees in	Base Price	of Grant	Expiration
Name and Position	Granted (#)		Fiscal Year	($/Sh)	($/Sh)	Date	0%($)	5%($)	10%($)

Robert W. Cunningham	50,000	(1)	2.8%	$19.16	$19.16	12/12/2012	$0	$390,000	$909,000
Chief Executive Officer

Samuel C. Cowley	100,000	(2)	5.7%	$23.63	$23.63	03/28/2015	$0	$1,486,000	$3,766,000
Executive Vice President and General Counsel

Glynis A. Bryan	100,000	(2)	5.7%	$21.48	$21.48	04/08/2015	$0	$1,351,000	$3,423,000
Executive Vice President and Chief Financial Officer

Mark A. Martin	25,000	(2)	1.4%	$22.02	$22.02	04/07/2015	$0	$346,250	$877,250
Executive Vice President

Richard Stocking	10,000	(2)	.6%	$22.02	$22.02	04/07/2015	$0	$138,500	$350,900
Executive Vice President

Jerry Moyes	50,000	(2)	2.8%	$22.02	$22.02	04/07/2015	$0	$692,500	$1,754,500
Former Chief Executive Officer

William F. Riley III	—		—	—	—	—	—	—	—
Former Executive Vice President

Rodney K. Sartor	25,000	(3)	1.4%	$22.02	$22.02	04/07/2015	$0	$346,250	$877,250
Former Executive Vice President

(1)	One-fifth of options are exercisable on the first anniversary of grant and one-fifth on each successive year.

(2)	On the grant date, one-fifth of the options were exercisable on the first anniversary of grant and one-fifth on each successive year. All options were accelerated on September 19, 2005.

(3)	On the grant date, one-ninth of the options were exercisable on the first anniversary of grant and one-ninth on each successive year. All options were accelerated on September 19, 2005.
Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values
      The table below sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 2005, by the Named Executive Officers. The number of options and the option exercise price reflect:

	Shares		Number of Unexercised		Value of Unexercised In-the-Money
	Acquired on	Value	Options at Fiscal Year (#)		Options at Fiscal Year End($)
	Exercise	Realized
Name and Position	(#)(1)	($)(2)	Exercisable	Unexercisable	Exercisable(3)	Unexercisable(3)

Robert W. Cunningham	—	—	500,000	50,000	$585,000	$57,000
Chief Executive Officer(4)

Samuel C. Cowley	—	—	100,000	—	$0	—
Executive Vice President and General Counsel(5)

Glynis A. Bryan	—	—	100,000	—	$0	—
Executive Vice President and Chief Financial Officer(6)

Mark A. Martin	—	—	85,000	—	$0	—
Executive Vice President(7)

Richard Stocking	25,400	$232,175	20,000	25,000	$26,500	$44,000
Executive Vice President(8)

Jerry Moyes	855,894	$2,760,216	—	—	—	—
Former Chief Executive Officer

William F. Riley III	10,000	$29,040	—	—	—	—
Former Executive Vice President

Rodney K. Sartor	113,333	$780,305	—	—	—	—
Former Executive Vice President

(1)	Represents shares of Common Stock acquired by Mr. Moyes pursuant to exercise of options under Swift’s 1999 Stock Option Plan, Mr. Stocking pursuant to exercise of options under Swift’s 1990 Stock Option Plan (5,400 shares) and Swift’s 1999 Stock Option Plan (20,000 shares), Mr. Riley pursuant to the exercise of options under Swift’s 1999 Stock Option Plan (5,000 shares) and Swift’s 2003 Stock Option Plan (5,000 shares) and Mr. Sartor pursuant to exercise of options under Swift’s 1999 Stock Option Plan (93,333 shares) and Swift’s 2003 Stock Option Plan (20,000 shares). The exercise price for such shares for Mr. Moyes was $16.79. The exercise price for Mr. Stocking was $10.01 (900 shares), $10.02 (4,500 shares) and $11.10 (20,000 shares). The exercise price for Mr. Riley was $18.54 (5,000 shares) and $17.65 (5,000 shares). The exercise price for such shares for Mr. Sartor was $11.10 (83,333 shares), $18.54 (10,000 shares) and $17.65 (20,000 shares).

(2)	Based on $20.01, $20.01, $21.00 and $19.80, the respective average sales prices of Swift Common Stock for Messrs. Stocking, Moyes, Riley and Sartor, respectively.

(3)	Based on the $20.30 closing price of Swift Common Stock on December 31, 2005.

(4)	In November 2004, Mr. Cunningham was granted options to purchase 500,000 shares at $19.13 per share. These options became exercisable in September 2005 when the Board of Directors accelerated the exercisability of all outstanding employee stock options. The options will terminate in November 2014. In December 2005, Mr. Cunningham was granted options to purchase 50,000 shares at $19.16 per share. One-fifth of the shares underlying such options first become exercisable in December 2006. Thereafter, one-fifth of the options become exercisable in each successive year. These options will terminate in December 2012.

(5)	In March 2005, Mr. Cowley was granted options to purchase 100,000 shares at $23.63 per share. These options became exercisable in September 2005 when the Board of Directors accelerated the exercisability of all outstanding employee stock options. The options will terminate in March 2015.

(6)	In April 2005, Ms. Bryan was granted options to purchase 100,000 shares at $21.48 per share. These options became exercisable in September 2005 when the Board of Directors accelerated the exercisability of all outstanding employee stock options. The options will terminate in April 2015.

(7)	In February 2004, Mr. Martin was granted options to purchase 60,000 shares at $21.26 per share. In April 2005, Mr. Martin was granted options to purchase 25,000 shares at $22.02 per share. These options became exercisable in September 2005 when the Board of Directors accelerated the exercisability of all outstanding employee stock options. The options will terminate in February 2014 (60,000 shares) and April 2015 (25,000 shares).

(8)	Mr. Stocking was granted options to purchase 25,000 shares, 10,000 shares and 10,000 shares in 2003, 2004 and 2005, respectively. The exercise price of these options is $18.54, $17.65 and $22.02, respectively. These options became exercisable in September 2005 when the Board of Directors accelerated the exercisability of all outstanding employee stock options. Subsequently, Mr. Stocking elected to amend his 2003 award so that the 25,000 shares are exercisable between January 1, 2007 and December 31, 2007 and terminate on December 31, 2007. The remaining options terminate in April 2014 (10,000 shares) and April 2015 (10,000 shares).

Equity Compensation Plan Information As Of December 31, 2005
      The following table summarizes, as of December 31, 2005, information about compensation plans under which equity securities of the Company are authorized for issuance.

	Number of Securities	Weighted Average	Number of Securities
	to be Issued Upon	Exercise Price of	Remaining Available
	Exercise of	Outstanding	for Future Issuance
	Outstanding Options,	Options, Warrants	Under Equity
Plan Category	Warrants and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders	6,467,398	$18.05	8,499,669	(1)
Equity compensation plans not approved by security holders	—	$—	—

Total	6,467,398	$18.05	8,499,699

(1)	Of these shares, 3,407,650 remain available for purchase under the 1994 Employee Stock Purchase Plan.
Stock Ownership Guidelines for Executive Officers
      In December 2005, the Board of Directors adopted stock ownership guidelines for the Chief Executive Officer and executive vice presidents. Executive Officers are required to have stock ownership equal to one times annual base salary (three times annual base salary for the Chief Executive Officer) to be achieved within five years of the later of adoption of the requirements or date of joining senior management.
Employment Agreements
      In connection with his appointment as President and Chief Operating Officer, Robert W. Cunningham entered into an employment agreement with the Company effective November 3, 2004. The employment agreement is for a term of five years and provides for an annual salary of $400,000 (which was increased to $800,000 upon the sale of his existing Freightliner business) and the grant of an option to acquire 500,000 shares of Swift’s Common Stock. The employment agreement stipulates that Mr. Cunningham was to be appointed as Chief Executive Officer on or prior to December 31, 2005.

      In addition, the employment agreement provides that if Mr. Cunningham is discharged without “cause” or resigns with “good reason” (as defined in the employment agreement) he will receive severance payments equal to his then current salary for a period of twenty-four months or, if greater, the remaining term of his employment, as well as immediate acceleration of all his stock options.
      Glynis A. Bryan, Swift’s Executive Vice President and Chief Financial Officer and Samuel C. Cowley, its Executive Vice President and General Counsel were hired pursuant to offer letters that entitle each to severance payments equal to his or her then current salary for a period of eighteen months if he or she is discharged without “cause.”
      In the event that Swift sells all or substantially all of its assets, or merges with or into another corporation, stock options outstanding are required to be assumed or equivalent options are required to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless Swift’s Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the option holder shall have the right to exercise his or her option, including shares as to which such option would not otherwise be exercisable. If the Board makes options fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify the option holder that the option is fully exercisable for a period of thirty (30) days from the date of such notice (but not later than the expiration of the term of the option) and the option will terminate upon the expiration of such period.
Change in Control Agreements
      In October 2005, Swift entered into Change in Control Agreements (each, a ”CiC Agreement”) with the following executive officers: Robert W. Cunningham, Glynis A. Bryan, Samuel C. Cowley, Richard Stocking, Jeffrey Riley and Mark Martin.
      The material terms of the CiC Agreements are as follows:
      The severance payments and benefits that are payable pursuant to the CiC Agreements will be triggered upon any of the following events: (1) the executive’s involuntary termination without “Cause” (as defined in the CiC Agreements) or (2) the executive’s resignation for “Good Reason” (as defined in the CiC Agreements), in each case during the two years following a Change in Control (as defined in the CiC Agreements) or upon certain circumstances as set forth in the CiC Agreements.
      Pursuant to his CiC Agreement, upon the occurrence of one of the triggering events described above, Mr. Cunningham will receive the greater of: (x) his severance under his employment agreement, which has less than fours years remaining in its term and (y) three times the sum of (i) his highest rate of base salary during the 12-month period prior to termination, plus (ii) his highest annual incentive bonus earned over the prior three years, if applicable. In addition, if Mr. Cunningham receives severance pursuant to his CiC Agreement as described above, he will be eligible to receive a 280G Gross-Up payment for any excise payments that are imposed by Section 4999 of the Internal Revenue Code in the event that any portion of his severance constitutes an “excess parachute payment” pursuant to Section 280G of the Internal Revenue Code.
      Pursuant to their respective CiC Agreements, Mr. Cowley and Ms. Bryan will each receive, upon the occurrence of one of the triggering events described above, three times the sum of (i) their highest rate of base salary during the 12-month period prior to termination, plus (ii) their highest annual incentive bonus earned over the prior three years, however, in the event that the executive has not been employed by the Company for any part of the year prior to the severance payment, the bonus will be the executive’s target annual incentive bonus. In addition, if any of these executives receive severance pursuant to their CiC Agreement as described above, they will be eligible to receive a 280G Gross-Up payment for any excise payments that are imposed by Section 4999 of the Internal Revenue Code in the event that any portion of their severance constitutes an “excess parachute payment” pursuant to Section 280G of the Internal Revenue Code.
      Pursuant to their respective CiC Agreements, Messrs. Stocking, Riley and Martin will each receive, upon the occurrence of one of the triggering events described above, two times the sum of (i) their highest rate of base salary during the 12-month period prior to termination, plus (ii) their highest annual incentive bonus earned over the prior three years. In addition, in the event that any portion of the executive’s severance pursuant to their CiC Agreement constitutes an “excess parachute payment” pursuant to Section 280G of the Internal Revenue Code and excise tax payments are imposed by Section 4999 of the Internal Revenue Code, the executive’s severance will be reduced to the maximum amount as will result in no portion of the payment being subject to such excise tax.
      In addition to the severance payments described above, pursuant to the terms of the relevant CiC Agreement, each of the executives will receive medical, dental, accident, disability and life insurance on substantially the same terms and conditions as the executive received prior to his/her termination or resignation for two years and acceleration of vesting on any unvested stock options or other equity-based award.
      The foregoing descriptions are qualified in their entirety by reference to the respective CiC Agreements filed with the Securities and Exchange Commission.
Compensation Committee Report On Executive Compensation
      THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY SWIFT UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT SWIFT SPECIFICALLY INCORPORATES THIS REPORT.
      The Compensation Committee has furnished the following report on executive compensation for fiscal 2005.
      Swift’s General Philosophy on Executive Compensation. Swift’s compensation program for executive officers for 2005 consisted of three key elements:

•	a base salary,

•	a performance based annual bonus; and

•	long-term incentives in the form of stock option grants.
Certain executives also participate in various other benefit plans, including medical plans and a 401(k) plan, which are generally available to all employees of Swift Transportation.
      The Compensation Committee believes that a three-part approach best serves the interests of Swift and its stockholders. As described more fully below, each element of Swift’s executive compensation program has a somewhat different purpose.
      The three-part approach enables Swift to meet the requirements of the competitive environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of the stockholders. Under this approach, compensation for these officers is ultimately based upon:

•	the Compensation Committee’s assessment of the executive officers’ performance;

•	the continuing demand for superior executive talent;

•	Swift’s overall performance both individually as a company and as compared to its peers; and

•	Swift’s future objectives and challenges.
      Swift’s philosophy for 2005 was to pay base salaries to executives that reward these executives for ongoing performance throughout the year and that enable Swift to attract, motivate and retain highly qualified executives. The annual bonus program is designed primarily to reward executives for individual performance, as well as on company performance. Stock option grants give executives an opportunity to obtain equity in Swift. Stock options result in minimal or no rewards to executives if Swift’s stock price does not appreciate but provide substantial rewards to executives if Swift’s stock price appreciates. Stock options also provide an incentive for outstanding performance in the long term. The Compensation Committee believes that this mix of short and long-term compensation components provides a balanced approach that enables Swift to attract and retain experienced executives, rewards such executives for their individual and collective contribution to the profitability of Swift, and aligns the incentives of Swift’s executives with the best interests of its stockholders.
      The Compensation Committee’s recommendations concerning the specific fiscal 2005 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer’s level of responsibility, performance, current salary and prior-year bonus and other compensation awards. As noted below, the Compensation Committee’s specific decisions involving fiscal 2005 executive officer compensation were ultimately based upon the Committee’s judgment regarding the individual executive officer’s performance, potential future contributions, and whether each payment or award would provide an appropriate reward and incentive for such officer to sustain and enhance Swift’s long-term performance. A more detailed breakdown of the Compensation Committee’s decisions with respect to each of the three key elements of Swift’s executive compensation program follows.
      Base Salary. In setting base salaries of senior management for 2005, including the salary of Robert W. Cunningham, Swift’s new Chief Executive Officer, the Compensation Committee reviewed and considered:

•	compensation information disclosed by similar publicly held truckload motor carriers (all of which carriers are included in the NASDAQ Trucking and Transportation Stocks Index);

•	the financial performance of Swift, as well as the role and contribution of the particular executive with respect to such performance; and

•	nonfinancial performance related to the individual executive’s contributions.
      Although the Compensation Committee believes that the annual salary of Swift’s Chief Executive Officer is slightly above, and the annual salaries of its Executive Vice Presidents are at or slightly below median level salaries of executives performing in similar positions at other publicly held truckload motor carriers of comparable size, the Committee believes that, when the base salary and annual bonus for Swift’s executives are aggregated, its compensation package is competitive with those of similarly situated executives in the truckload motor carrier industry.
      Annual Bonuses. The Compensation Committee annually considers the award of bonus compensation to executive officers as additional compensation based upon individual and Company financial performance. Company financial performance is measured by review of a variety of factors, including earnings per share, operating ratios, revenue growth, and size and performance relative to similarly situated trucking industry competitors. The Compensation Committee evaluates individual performance based upon contribution to financial performance goals and review of other qualitative and quantitative factors. Accordingly, in years in which Swift’s performance goals are exceeded, bonus compensation will tend to be higher. The Compensation Committee believes that this policy properly motivates the executive officers to perform to the greatest extent of their abilities to generate the highest attainable profits for Swift and to achieve increased stockholder value.
      Stock Options. Swift believes that it is important for executives to have an equity stake in Swift in order to encourage them to focus on long-term prospects. Toward this end, Swift makes option grants to its executive officers from time to time. In making option grants to Swift’s executive officers, the Compensation Committee evaluates the individual officer’s past and expected future contributions to Swift’s achievement of its long-term performance goals.
      Compensation of Swift’s Chief Executive Officer. The members of the Compensation Committee evaluate the Chief Executive Officer’s performance and make recommendations regarding the level of his compensation to the Board of Directors. Due to the circumstances at the time Swift was able to hire Mr. Cunningham to transition as our CEO, Mr. Cunningham’s base salary is slightly above the base salaries for most other executive officers in our industry. However, his bonus compensation is lower. In 2005, the Committee awarded Mr. Cunningham a bonus of $150,000 (two-thirds cash/one-third stock) based on improvements in operational metrics, leadership in the restructuring of the management team, and his steadiness through the CEO transition. The Committee believes, based in part on the recommendations and report of a consultant retained by the Committee, that Mr. Cunningham’s total compensation is appropriate compared to the total compensation paid to CEOs of comparable publicly held truckload motor carriers.

Alphonse E. Frei, Chairman
Karl Eller
Jock Patton
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      In fiscal 2005, the Compensation Committee consisted of Alphonse E. Frei (Chairman), Karl Eller, Jock Patton and Dale Jensen (who resigned in December 2005). None of the members of the Compensation Committee is or has been an employee of the Company. There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the Company’s executive officers.

STOCK PRICE PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
SWIFT TRANSPORTATION CORPORATION, THE NASDAQ STOCK INDEX
AND THE NASDAQ TRUCKING AND TRANSPORTATION STOCKS INDEX
      The graph below compares cumulative total return of the Company, the NASDAQ Stock Market (U.S.) Index and the NASDAQ Trucking and Transportation Stocks Index from December 31, 2000 to December 31, 2005. The graph assumes that $100 was invested on December 31, 2000, and any dividends were reinvested.

	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Swift Transportation	100	108.582	101.010	106.108	108.430	102.473
NASDAQ Stock Market (US)	100	79.322	54.836	81.989	89.225	91.118
Trucking & Transportation Index	100	118.241	120.353	172.371	220.960	230.842
      THE STOCK PRICE PERFORMANCE GRAPH AND RELATED INFORMATION DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY SWIFT UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT SWIFT SPECIFICALLY INCORPORATES THIS INFORMATION.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that Messrs. Attwood, Martin, Riley and Moyes did not timely file a Form 4. All transactions were reported on subsequent filings.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
      The following table sets forth, as of March 31, 2006, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and Named Executive Officer of Swift and by all directors and executive officers of Swift as a group.

	Shares Beneficially
Name and Address of Beneficial Owner(1)	Owned		Percent Owned

Jerry Moyes	20,304,916	(2)	27.40%
Robert W. Cunningham	596,322	(3)	*
Samuel C. Cowley	101,532	(4)	*
Glynis Bryan	100,532	(4)	*
Mark A. Martin	85,532	(5)	*
Jeffrey Riley	46,737	(6)	*
Richard Stocking	20,000	(7)	*
Jock Patton	14,800	(8)	*
Karl Eller	16,800	(8)	*
Alphonse E. Frei	18,875	(9)	*
David Goldman	14,200	(10)	*
Paul M. Mecray, III	32,050	(8)	*
Karen E. Rasmussen	10,000	(9)	*
Ronald G. Moyes	9,018,353	(2)	12.17%
LSV Asset Management	4,020,000		5.43%
All Directors and Named Executive Officers as a group (13 persons)	21,362,296		28.48%

*	Represents less than 1% of the Company’s outstanding Common Stock.

(1)	The address of each officer, director, except Jerry Moyes is 2200 South 75th Avenue, Phoenix, Arizona 85043. The address of Jerry Moyes is 2710 E. Old Town Road, Phoenix, AZ 85034. The address for Ronald Moyes is 5285 E. Red Rock Drive, Phoenix, AZ 85018. The address of LSV Asset Management is 1 North Wacker Drive, Suite 4000, Chicago, Illinois 60606. Information with respect to LSV Asset Management is based upon statements on Schedule 13G filed by such entity with the Securities and Exchange Commission.

(2)	The shares beneficially owned by Jerry Moyes are held by him, as follows: (i) 19,771,666 shares are held as a co-trustee of the Jerry and Vickie Moyes Family Trust, (ii) 33,750 shares are held by VJM Investments, LLC, a limited liability company in which Mr. Moyes has controlling interest, (iii) 492,500 shares are held by SME Industries, Inc. of which Jerry Moyes is the majority shareholder, and (iv) 7,000 shares are held in Jerry Moyes’ individual retirement account. The shares shown for Jerry

Moyes do not include the 9,018,353 shares held by (i) the Moyes Children’s Limited Partnership, the sole general partner of which is Ronald Moyes, who has sole investment and voting power over the limited partnership and (ii) seven irrevocable trusts for the benefit of six children of Jerry and Vickie Moyes and by an irrevocable trust for the benefit of Jerry and Vickie Moyes and six of their children, the sole trustee of each of which is Ronald Moyes, who has sole investment and voting power over the shares held by the trusts. The shares shown for Jerry Moyes also do not include 360,000 shares held by an irrevocable trust for the children of Jerry and Vickie Moyes, the sole trustee of which is Gerald F. Ehrlich, who has sole investment and voting power.

(3)	Includes options to purchase 500,000 shares exercisable within 60 days.

(4)	Includes options to purchase 100,000 shares exercisable within 60 days.

(5)	Includes options to purchase 85,000 shares exercisable within 60 days.

(6)	Includes options to purchase 41,000 shares exercisable within 60 days.

(7)	Includes options to purchase 20,000 shares exercisable within 60 days.

(8)	Includes options to purchase 11,800 shares exercisable within 60 days.

(9)	Includes options to purchase 10,000 shares exercisable within 60 days.

(10)	Includes options to purchase 13,200 shares exercisable within 60 days.
CERTAIN TRANSACTIONS AND RELATIONSHIPS
      As discussed in the “Report of Nominating/ Corporate Governance Committee” above, the number of related parties involved and the number and dollar volume of transactions overall with related parties in 2005 was reduced compared to 2004, which was significantly lower than in 2003. Several related party transactions were eliminated altogether in 2005, and others are in the process of elimination as a result of changes in personnel.
Discontinuing Related Party Transactions
      In April 2005, Robert W. Cunningham, current Chief Executive Officer sold his business, Cunningham Commercial Vehicles (“CCV”), a Freightliner dealership to an unrelated third party and retains no continuing interest. Prior to the sale of CCV, Swift purchased tractors, parts and services from this business totaling $20 million in 2005.
      Swift Aviation Services, Inc. and Swift Air, Inc., corporations wholly-owned by former Chief Executive Officer and Director Jerry Moyes, provided air transportation services to Swift totaling $587,000 in 2005.
Continuing Related Party Transactions
      Swift obtains drivers for the owner-operator portion of its fleet by entering into contractual arrangements either with individual owner-operators or with fleet operators. Fleet operators maintain a fleet of tractors and directly negotiate with a pool of owner-operators and employees whose services the fleet operator then offers to Swift. One of the largest fleet operators with whom Swift does business is Interstate Equipment Leasing, Inc. (“IEL”), a corporation wholly-owned by Jerry Moyes. Swift pays the same or comparable rate per mile for purchased transportation services to IEL that it pays to independent owner-operators and other fleet operators. During 2005, Swift paid $25.5 million to IEL for purchased transportation services. Swift owed $444,000 for these purchased transportation services at December 31, 2005.
      Swift also has purchased new tractors and sold them to IEL at a mark-up over Swift’s cost. Both the purchase price of the tractors and Swift’s margin are prepaid by IEL before Swift acquired the tractors. IEL then leased the tractors to its pool of owner-operators and employees, including owner-operators that haul loads for Swift. Swift believes this arrangement allowed it to obtain ready access to IEL’s pool of owner-operators while avoiding the carrying and overhead costs associated with owning the tractors and leasing them to owner-operators. In 2005, Swift acquired new tractors and sold them to IEL for $1.4 million and recognized fee income of $54,000.

      In addition, Swift provides drivers and trainees to IEL to operate IEL trucks on Swift loads. In 2005, Swift received $5.2 million from IEL for wages and benefits of drivers and trainees provided to IEL. At December 31, 2005, Swift was owed $513,000 for these services, all of which was subsequently paid. Swift paid IEL $118,000 during 2005 for various other services (including driver security deposits transferred from MS Carriers (a company previously acquired by Swift) to IEL upon drivers obtaining new leases and reimbursement to IEL for Prepass usage (for toll payments) by their drivers on Swift loads). Also in 2005, Swift purchased two tractors from IEL totaling $88,000.
      Swift provides transportation, repair, facilities leases and other services to several trucking companies affiliated with Jerry Moyes as follows:
      Two trucking companies affiliated with Jerry Moyes hired Swift for truckload hauls for their customers in 2005: Central Freight Lines, Inc. (“Central Freight”), a publicly traded less-than truckload carrier and Central Refrigerated Service, Inc. (“Central Refrigerated”), a privately held refrigerated truckload carrier. Jerry Moyes owns approximately 40% of Central Freight and previously served as its Chairman. Central Freight’s board recently approved Mr. Moyes’ purchase of Central Freight. Mr. Moyes is the principal stockholder of Central Refrigerated. Swift also provided repair, facilities leases and other truck stop services to Central Freight and Central Refrigerated. Swift recognized $15.7 million in operating revenue in 2005 for these services to Central Freight and Central Refrigerated. At December 31, 2005, $543,000 was owed to Swift for these services.
      Swift also provided freight services for two additional companies affiliated with Jerry Moyes — SME Industries and Aloe Splash/Aloe Splash DIP. Total revenues to Swift for these services in 2005 were $132,000. At December 31, 2005, $24,000 was owed to Swift for these services.
      The rates that Swift charges each of these companies for transportation services, in the case of truckload hauls, are market rates comparable to what it charges its regular customers, thus providing Swift with an additional source of operating revenue at its normal freight rates. The rates charged for repair and other truck stop services are comparable to what Swift charges its owner operators. In addition, Swift leases facilities from Central Freight and paid $240,000 for facilities rented in 2005.
      Swift purchased $499,000 of refrigeration units and parts in 2005 from Thermo King West, a Thermo King dealership owned by William F. Riley III, an executive officer of Swift until July 2005 and former member of the Board of Directors, who is also the father of Jeffrey Riley, a current executive officer of Swift. Jeffrey Riley is not an officer, director or shareholder of any of his father’s businesses. Thermo King Corporation, a unit of Ingersoll-Rand Company Limited, requires that all purchases of refrigeration units be made through one of its dealers. Thermo King West is the exclusive dealer in the southwest. Pricing terms are negotiated directly with Thermo King Corporation, with additional discounts negotiated between Swift and Thermo King West once pricing terms are fixed with Thermo King Corporation. Thermo King Corporation is one of only two companies that supplies refrigeration units that are suitable for Swift’s needs. In addition, to Thermo King West, Bill Riley owns Trucks West, which operates franchised service and parts facilities for Volvo tractors. Swift purchased $706,000 in parts and services from Trucks West in 2005.
      All of the above related party arrangements were approved by the independent members of Swift’s Board of Directors.
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
      The principal independent registered public accounting firm utilized by Swift during the fiscal year ended December 31, 2005 was KPMG LLP. It is presently contemplated that KPMG LLP will be retained as the principal accounting firm to be utilized by Swift during the current fiscal year. A representative of KPMG LLP will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if KPMG LLP so desires.

Principal Accountant Fees and Services
      Audit Fees. The aggregate fees billed to Swift by KPMG LLP for each of the last two fiscal years for professional services rendered for the audit of Swift’s annual financial statements for fiscal year 2005 and the reviews of the financial statements included in Swift’s Forms 10-Q were $1,100,425 and $895,000 for fiscal years 2005 and 2004, respectively.
      Audit-Related Fees. The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and are not reported in the preceding paragraph were $52,000 and $169,258 for fiscal years 2005 and 2004, respectively.
      Tax Fees. The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $151,901 and $154,321 for fiscal years 2005 and 2004, respectively.
      All Other Fees. The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for products and services provided, other than the services reported in the preceding three paragraphs, were $0 for fiscal years 2005 and 2004.
Pre-Approval Policy For Audit And Non Audit Fees
      Pursuant to the Audit Committee Charter, the Audit Committee adopted a pre-approval policy (the “Policy”) governing the approval of all audit and non audit services performed by the independent auditor in order to insure that the performance of such services do not impair the public accounting firm independence. According to the Policy, the Audit Committee annually reviews and pre-approves the services and fees that may be provided by the independent registered public accounting firm during the following year, including the services and fees related to the annual audit, the services that are audit related, preparation of tax returns and tax related compliance services and all other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
      Any service to be provided by the independent registered public accounting firm that has not received general pre-approval under the Policy is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval.
      The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.
      During fiscal 2005, the Audit Committee approved 100% of the audit-related fees, tax fees and all other fees described above under “Principal Accountant Fees And Services.” After consideration, the Audit Committee has concluded that the provision of non audit services by KPMG LLP to Swift is compatible with maintaining the independence of KPMG LLP.
PROPOSAL NO. 2 — Ratification of Independent Registered Public Accounting Firm
      The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice.
      The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is required to approve the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year. If the stockholders fail to ratify the election, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in our best interest and the best interest of our stockholders.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
STOCKHOLDER PROPOSALS AND NOMINATIONS
      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals for the 2007 Annual Meeting must be received at the principal executive offices of Swift by December 15, 2006 to be considered for inclusion in our proxy materials relating to such meeting.
      If you wish to nominate directors for election at the 2007 Annual Meeting of Stockholders or to submit a proposal that is not intended to be included in our proxy materials relating to such meeting, our Bylaws require that:

•	You notify the Executive Vice President, General Counsel and Secretary in writing no later than January 23, 2007, which is 120 days prior to the anniversary date of the 2006 Annual Meeting;

•	Your notice to the Executive Vice President, General Counsel and Secretary contains the specific information set forth in our Bylaws; and

•	You be a stockholder of record at the time you deliver your notice to the Corporate Secretary and be entitled to vote at the meeting of stockholders to which such notice relates.
      A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC’s requirements to have your proposal included in our proxy materials.
      All proposals and nominations should be sent to Swift Transportation Co., Inc., 2200 South 75th Avenue, Phoenix, Arizona 85043, Attention: Corporate Secretary.
OTHER MATTERS
      As of the date of this proxy statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to Swift will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Swift Transportation Co., Inc.

/s/ Robert W. Cunningham
Robert W. Cunningham
Chief Executive Officer and President
April 14, 2006

APPENDIX A
SWIFT TRANSPORTATION CO., INC.
AUDIT COMMITTEE CHARTER
      The purpose of the Audit Committee (the “Committee”) of Swift Transportation Co., Inc. (the “Corporation”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices, integrity of the Corporation’s system of internal controls and such other duties as directed by the Board or required by law. Without limitation, the Committee shall assist the Board with the Board’s oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the external auditor’s qualifications, independence and performance, and the performance of the Corporation’s internal audit function. The Committee shall also be responsible for the preparation of the report required by the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

I.	COMPOSITION
      The Committee shall be composed of three or more members of the Board who meet the independence criteria established for audit committee members under the rules and regulations promulgated by the National Association of Securities Dealers (“NASD”), the listing standards of the NASDAQ Stock Market (“NASDAQ”), the Securities Exchange Act of 1934, as amended and as modified by the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations of the SEC promulgated thereunder, including:

•	at least one member of the Committee shall satisfy the financial expertise requirements set forth in such listing standards and rules;

•	each member shall meet the independence and experience requirements promulgated by NASD, NASDAQ and the Act and be free of any relationship that, in the opinion of the Board, would interfere with that member’s individual exercise of independent judgment;

•	each member cannot have participated in the preparation of the Corporation’s financial statements or the financial statements of any of the Corporation’s subsidiaries at any time in the last three years; and

•	the Committee Chair shall be appointed by the full Board.
      The members of the Committee shall be elected by the Board. If a Committee Chair is not designated or present, the members may designate a Chair by majority vote.

II.	MEETINGS
      The Committee shall meet at least four times each fiscal year. At least annually and as the Committee deems appropriate, the Committee shall meet with management, the external auditor and the internal audit manager in separate executive sessions.

III.	RESPONSIBILITIES
      AUDIT COMMITTEE:
      The Committee delineated its oversight role in the Audit Committee Responsibilities Checklist (see below). The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. The Committee relies on the expertise and knowledge of management, the internal auditors, and the external auditor in carrying out its oversight responsibilities. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements and disclosures contained therein are complete and accurate or that they are in accordance with generally accepted accounting principles or other applicable rules and regulations, to conduct investigations, or to assure compliance with laws and regulations or the Corporation’s internal policies, procedures, and controls.

      MANAGEMENT:
      The management of the Corporation is responsible for determining that the Corporation’s financial statements are in accordance with generally accepted accounting principles.
      EXTERNAL AUDITOR:
      The external auditor is responsible for auditing the Corporation’s financial statements.
AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST
      1. Review with finance management and the external auditor at the completion of the annual audit:

a. the Corporation’s annual financial statements and related footnotes;

b. the external auditor’s audit of the financial statements and its report thereon;

c. any significant changes required in the external auditor’s audit plan;

d. any serious difficulties or disputes with management encountered during the course of the audit; and

e. review other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards or rules of the SEC.
      2. Consider and review with the external auditor and the internal auditor:

a.	the adequacy of the Corporation’s internal controls surrounding the financial statements and its report on such internal controls; and

b.	any significant findings and recommendations of the external auditor and internal auditor together with managements responses thereto.

3.	Prior to the filing, review with management and the external auditors the Corporation’s interim financial results to be included in the Form 10-Q and any matters required to be communicated to the Committee under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for purposes of the interim review.

4.	Obtain a formal, written statement from the external auditor listing all relationships between the external auditor and the Corporation and engage in an active dialogue with the external auditor regarding any disclosed relationship with or services provided to the Corporation that may impact the objectivity and independence of the external auditor. This will enable the Committee to take the required action, or recommend the Board take action, to oversee the independence of the external auditor.

5.	Possess the sole authority to appoint, determine funding for, and oversee the external auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the external auditor (including resolution of disagreements between management and the external auditor regarding financial reporting).

6.	Approve the external auditor’s annual engagement letter, proposed fees, as well as all audit and all permitted non-audit engagements. Approval of audit and permitted non-audit services may also be made by one or more designated members of the Committee, who shall report any such approvals to the Committee at its next scheduled meeting.

7.	Provide a report in the annual proxy that complies with the rules and regulations promulgated by NASD, NASDAQ and SEC and that includes the Committee’s review and discussion of matters with management and the external auditor.

8.	Review with the chief executive officer and the chief financial officer and, to the extent financial information and controls are involved, the external auditor, the officers’ certification process pursuant to the Act (including the design and effectiveness of the Corporation’s disclosure controls and procedures).

9.	Conduct executive sessions with management, the internal auditors and the external auditors.

10.	Review with the external auditor, internal auditor, and finance management the audit scope and plan, and coordination of audit efforts regarding coverage, reduction of redundant efforts, and the effective use of audit resources.

11.	Discuss with the external auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

12.	Ensure that a public announcement of the Corporation’s receipt of an audit opinion that contains a going concern qualification is made promptly.

13.	Review with management the methodology behind significant reserves and judgmental accounts.

14.	Perform an annual performance evaluation of the activities of the Committee, including an update of this Audit Committee Responsibilities Checklist, review of independence of each Committee member based on NASD, NASDAQ and SEC requirements, and the sufficiency of its charter on an annual basis.

15.	Provide open lines of communication between the internal auditors, the external auditor, finance management and the Board and provide the Board with any recommendations.

16.	Review legal matters with internal legal counsel.

17.	Monitor related party transactions and report to the Nominating/ Corporate Governance Committee on such matters as the Committee deems appropriate, as well as those that must be disclosed in the Corporation’s public filings.

18.	The Committee Chair will participate in a telephonic meeting among financial management and the external auditor prior to an earnings release.

19.	Review the Corporation’s filings with the SEC (including interim reporting) and other published documents containing the Corporation’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements before it is filed with the SEC or other regulators.

20.	Inquire into any additional financial matters as may be assigned to it by law, or the Corporation’s charter or By-laws, or by the Board that is not set forth above.

21.	The Committee shall be empowered to retain external counsel, accountants, or others to assist the Committee as the Committee determines necessary to carry out the Committee’s duties.

22.	Review the procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23.	Include a copy of the charter as an appendix to the proxy statement at least once every three years.

24.	Determine the appropriate level of funding required by the Corporation for payment to the external auditor (including without limitation for the preparation or issuance of an audit report or performing other audit, review or attest services for the Corporation), other advisory services and for other ordinary administrative expenses that are necessary in carrying out the Committee’s duties.
           Last Revised: January 2006

PROXY
SWIFT TRANSPORTATION CO., INC.
ANNUAL MEETING OF STOCKHOLDERS — MAY 23, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby appoints Robert W. Cunningham and Glynis A. Bryan, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Swift Transportation Co., Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 23, 2006 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1 and 2.		FOR	WITHHELD FOR ALL
1.	ITEM 1 — ELECTION OF DIRECTORS Nominees	☐	☐
01	Robert W. Cunningham
02	David Goldman
03	Samuel C. Cowley
Withheld for the nominees you list below:
(Write that nominee’s name in the space provided below.)

ITEM 2—	RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006	FOR ☐	AGAINST ☐	ABSTAIN ☐

I PLAN TO ATTEND THE MEETING	☐

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Dated:	, 2006

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Signature	Signature	Date

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Internet and telephone voting is available through 11:59 PM EST the day prior to annual meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/swft
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760
Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail
Mark sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement
on the internet at: http://www.swifttrans.com